Exhibit 10.138

SIXTH AMENDMENT TO

CONTRACT FOR ALASKA ACCESS SERVICES

This Sixth Amendment to the CONTRACT FOR ALASKA ACCESS SERVICES is made as of this 20thday of September, 2006, between SPRINT COMMUNICATIONS COMPANY L. P., a Delaware Limited Partnership, (hereinafter referred to as “ Sprint ” ) and GENERAL COMMUNICATIONS, INC. and its wholly owned subsidiary GCI COMMUNICATION CORP., an Alaska corporation ( together “GCI” ).

BACKGROUND

1.     GCI and Sprint entered into a FITH AMENDMENT AND RESTATEMENT TO CONTRACT FOR ALASKA ACCESS SERVICES (“Agreement”), effective as of January 22nd, 2005.

2.     GCI and Sprint desire to amend the Agreement by Sixth Amendment to address changes in term renewal notification and service migration to alternate provider.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GCI and Sprint agree as follows:

1.	The following language of Paragraph 3, TERM., shall be deleted:

The term shall be automatically extended for two (2) one (1) year periods through and including March 31, 2009, unless either Party elects to cancel the renewal by providing written notice of non-renewal at least one hundred eighty (180) days prior to the commencement of any renewal period.

And replaced with:

The term shall be automatically extended for two (2) one (1) year periods through and including March 31, 2009, unless either Party elects to cancel the renewal by providing written notice of non-renewal at least ninety (90) days prior to the commencement of any renewal period.

In the event Sprint elects to cancel the renewal, GCI agrees to provide a timely transition of Traffic Services to Sprint’s specified alternate Alaska Service Provider.

2.

This Amendment together with the Fifth Amendment and Restatement of the CONTRACT FOR ALASKA ACCESS SERVICES is the complete agreement of the parties and supersedes all other prior contracts and representations concerning its subject matter. Any further amendments must be in writing and signed by both parties.

IN WITNESS WHEREOF, the parties hereto each acting with proper authority have executed this Amendment on the date indicated below.

SPRINT COMMUNICATIONS COMPANY L.P.

By: /s/ Gary Lindsey

Printed Name: Gary Lindsey

Title: Director Access Solutions

GCI COMMUNICATION CORPORATION

By: /s/ Richard Westlund

Printed Name: Richard Westlund

Title: Sr. VP Network Access Service